PREFERRED STOCK EXCHANGE AGREEMENT

THIS PREFERRED STOCK EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of November 29, 2010, by and among The Quercus Trust (“Quercus”), and Entech Solar, Inc., a Delaware corporation (the “Company”).

WHEREAS, Quercus is the owner of (i) Four Million Eight Hundred and Ninety-Two Thousand Eight Hundred and Fifty-Seven (4,892,857) shares of the Series D Convertible Preferred Stock (the “Series D Preferred Stock”) of the Company and (ii) a warrant to acquire Five Hundred Five Thousand and Forty-Four (505,044) shares of Series D Preferred Stock (the “Series D Warrant”); and

WHEREAS, Quercus desires to give up the right to elect or appoint two directors to the Board of the Directors of the Company (the “Director Appointment Rights”) conferred on Quercus as the holder of the Series D Preferred Stock, and in furtherance of the foregoing Quercus desires to exchange (the “Exchange”) (i) all of its shares of Series D Preferred Stock for an equal number of shares of Series D-1 Convertible Preferred Stock (the “Series D-1 Preferred Stock”) of the Company, which shall have rights, preferences and privileges identical to the Series D Preferred Stock, except that such Series D-1 Preferred Stock shall not contain any Director Appointment Rights and the conversion ration shall be adjusted to reflect anti-dilution adjustements since the issuance of the Series D Preferred Stock and (ii) the Series D Warrant for a warrant to acquire an equal number of shares of Series D-1 Preferred Stock (the “Series D-1 Warrant”); and

WHEREAS, the Company has determined that the Exchange is in the best interests of the Company and its Stockholders,

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Exchange of Shares.

1.1 Exchange.  The Company hereby agrees to issue to Quercus the Series D-1 Preferred Stock and the Series D-1 Warrant in exchange for an equal number of shares of Series D Preferred Stock and the Series D Warrant as held by Quercus as of the Closing.

1.2 The Closing.  The Exchange shall take place at the offices of Bingham McCutchen LLP, counsel to the Company, or at such other location as the Company and Quercus mutually agree, with such closing to occur immediately upon the filing of the Series D-1 Convertible Preferred Stock Certificate of Designation, Rights and Preferences (the “Series D-1 Charter”) with the Secretary of State of the State of Delaware (the “Closing”).  Within ten (10) business days following the Closing, the Company, upon receipt of a certificate for the Series D Preferred Stock and the Series D Warrant, shall deliver to Quercus a certificate representing the Series D-1 Preferred Stock (the “Preferred Certificate”) and the Series D-1 Warrant.  The obligation of Quercus to consummate the Exchange at the Closing is subject the truth and accuracy of the representations and warranties of the Company in Section 2 below; and the obligation of the Company to consummate the Exchange is subject to the truth and accuracy of the representation and warranties of Quercus in Section 4 below.

2. Representations and Warranties of Company.  The Company hereby represents and warrants to Quercus that:

2.1 Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has full corporate power and authority to own and hold its properties and to conduct its business.  The Company is duly licensed or qualified to do business, and in good standing, in each jurisdiction in which the nature of its business requires licensing, qualification or good standing, except for any failure to be so licensed or qualified or in good standing that would not have a material adverse effect on (i) the Company, (ii) its consolidated results of operations, assets, or financial condition, (iii) its ability to perform its obligations under this Agreement or (iv) the Series D-1 Charter (a “Material Adverse Effect”).

2.2 Authorization.  The Company has full corporate power and authority to execute, deliver and enter into this Agreement and to consummate the transactions contemplated hereby.  All action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Series D-1 Preferred Stock and the Series D-1 Warrant, and the common stock of the Company, par value $0.001 per share, issuable upon the conversion of the Series D-1 Preferred Stock and the Series D-1 Preferred Stock issuable upon exercise of the Series D-1 Warrant (collectively, the “Conversion Shares”) and the performance of the Company’s obligations hereunder has been taken.  The Conversion Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement the Series D-1 Charter and/or the Series D-1 Warrant, as applicable, will be validly issued, fully paid and non-assessable and will be free and clear of all liens imposed by or through the Company other than restrictions imposed by applicable securities laws.  This Agreement has been duly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and by general equitable principles, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3 Compliance With Other Instruments.

(a) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in the violation of any provision of the Certificate of Incorporation or By-laws of the Company, (ii) result in any violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, (iii) trigger the increase in the rights of any holder of the Company’s outstanding debt or equity securities, including securities converted with such securities, (iv) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company, in the cases of clauses (ii) and (iii) above, only to the extent such conflict, breach, violation, default or lien reasonably could, individually or in the aggregate, have or result in a Material Adverse Effect.

(b) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority remains to be obtained or is otherwise required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation the issuance of the Series D-1 Preferred Stock and the Series D-1 Warrant, except such filings as may be required to be made by the Company with (i) the Secretary of State of the State of Delaware, (ii) the United States Securities and Exchange Commission (“SEC”) and (iii) state “blue sky” or other securities regulatory authorities.

2.4 Material Adverse Changes.  Since the date of the Company’s last filing on Form 10-Q, and except for any disclosures contained in any reports filed with the SEC since the date thereof, there has not occurred any event or events which, singly or in the aggregate, have had or are reasonably expected to have, a Material Adverse Effect upon the business, operations or financial condition of the Company.

2.5 Issuance of Securities.  Except as set forth and described in its periodic reports and other filings with the SEC, and except for any issuance or grant of securities pursuant to the Company’s equity incentive plans, since the date of the Company’s last filing on Form 10-K, the Company has not issued any capital stock, or any securities convertible into, or exchangeable for, capital stock, or entered into any written or oral commitment with respect thereto.

3. Representations and Warranties of Quercus. Quercus hereby represents and warrants to, and agrees with, the Company that:

3.1 Title to Shares, Liens, etc.  Quercus has, and as of the consummation of the Closing will have, record and beneficial ownership of Four Million Eight Hundred and Ninety-Two Thousand Five Hundred and Eighty-Seven (4,892,587) shares of Series D Preferred Stock and a Series D Warrant to acquire Five Hundred Five Thousand and Forty-Four (505,044) shares of Series D Preferred Stock, free and clear of any liens or encumbrances.

3.2 Non-Contravention.  Neither the execution and delivery of this Agreement by Quercus nor the consummation by such Quercus of the transactions contemplated hereby will constitute a material violation of, or be in material conflict with, constitute or create a material default under, or result in the creation or imposition of any material lien upon any property of Quercus pursuant to any material agreement or commitment to which Quercus is a party or by which Quercus or any of its properties are bound.

3.3 Restricted Securities.  Quercus understands that (i) the Series D-1 Preferred Stock, the Series D-1 Warrant and any Conversion Shares (collectively, the “Securities”) are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, (ii) under such laws and applicable regulations the Securities may be resold without registration under federal and state securities laws only in certain limited circumstances, and (iii) the Company may require a legal opinion of Quercus’ counsel with respect to unregistered transfers of the Securities.

3.4 Accredited Investor.  Quercus represents that it is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

3.5 Legends.  Quercus understands that the certificates evidencing the Series D-1 Preferred Stock and the Series D-1 Warrant each will bear substantially the following legends:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH SECURITIES ACT.

3.6 Investment Purposes.  The Securities will be acquired for investment for Quercus’ own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the federal or state securities laws, and Quercus has no present intention of selling, granting any participation in, or otherwise distributing the same.  Quercus further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

4. Survival of Representations and Warranties.  All representations, warranties and agreements made by the Company and Quercus in this Agreement or in any certificate or other instrument delivered pursuant hereto shall survive the Closing and any investigation and discovery by the Company or by Quercus, as the case may be, made at any time with respect thereto; provided, however, that, other than with respect to Section 3.1 (for which there shall be no time limit), neither Quercus nor the Company shall have any liability to the other for any misrepresentation, inaccuracy or omission in any representation or warranty, or any breach of any representation or warranty, unless the party asserting a claim with respect to any thereof gives to the other written notice of such claim on or before the date which is two (2) years following the Closing Date.

5. Miscellaneous.

5.1 Entire Agreement.  This Agreement contains the entire agreement among the parties with respect to the Exchange.

5.2 Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware.

5.3 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4 Severability.  The invalidity of any portion hereof shall not affect the validity, force, or effect of the remaining portions hereof.  If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, the parties agree that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law against those for whom it may be enforceable, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

5.5 Further Assurances.  The parties hereto shall, without additional consideration, execute and deliver or cause to be executed and delivered such further instruments and shall take or cause to be taken such further actions as are necessary to carry out more effectively the intent and purpose of this Agreement.

5.6 Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of Section 4 of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.7 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.8 Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

5.9 Finder’s Fee.  Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.  Quercus agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which Quercus or any of its trustees, employees or representatives is responsible.  The Company agrees to indemnify and hold harmless Quercus from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

5.10 Expenses.  Each of the Company and Quercus shall pay their respective legal and other costs incurred with respect to its negotiation, execution, delivery and performance of this Agreement.

5.11 Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Quercus.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities at the time outstanding, and each future holder of all such Securities and the Company.

 [Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASER:

THE QUERCUS TRUST

By:           /s/ David Gelbaum
Name:      David Gelbaum
Title:        Trustee

Address:

1835 Newport Blvd.
A109 - PMB 467
Costa Mesa, CA 92627

COMPANY:

ENTECH SOLAR, INC.

By:           /s/ Shelley Hollingsworth
Name:     Shelley Hollingsworth
Title:       Chief Financial Officer and Treasurer

Address:

13301 Park Vista Blvd., Suite 100
Fort Worth, Texas 76177

EXHIBIT “A”
CERTIFICATE OF DESIGNATION